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                                                                 Exhibit 23.2



                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of EMCOR Group, Inc. on Form S-3 of our report dated March 17, 1995, appearing in the Annual Report on Form 10-K of EMCOR Group, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/      DELOITTE & TOUCHE LLP
         New York, New York
         February 4, 1998